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                   WAIVER AND SUPPLEMENT TO CREDIT AGREEMENT


Forum Group, Inc.
8900 Keystone Crossing
Suite 200
Indianapolis, IN  46240-0498
Attention:  John H. Sharpe, General Counsel

                                 Citicorp Loan
                                 -------------

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of June 10, 1993 (as amended and supplemented, the "Credit Agreement"), among Forum Group, Inc. (the "Borrower"), the banks and financial institutions listed on the signature pages thereof, Citibank, N.A., as issuing bank, and Citicorp USA, Inc., as agent. All capitalized terms used herein, but not defined herein, have the meanings assigned in the Credit Agreement.

     The Borrower has informed the Agent that the Borrower desires to refinance the Advances under the Credit Agreement through a financing by Nomura Asset Capital Corporation ("Nomura") involving the following transactions (the "Nomura Transactions"): (1) the formation of FGI Financing I Corporation, a Delaware corporation ("FGI Financing") and bankruptcy remote special purpose entity, to be owned 88% by the Borrower and 12% by Forum of Kentucky, Inc. ("Kentucky");
(2) the transfer to FGI Financing by the Borrower of (a) The Forum at Desert Harbor, (b) The Forum at Tucson, (c) The Forum at Deer Creek, (d) The Forum at Overland Park, (e) The Forum at Memorial Woods and (f) The Forum at Park Lane along with certain assets and liabilities related to the operation of the properties transferred by the Borrower; (3) the transfer to FGI Financing by Kentucky of The Forum at Brookside, along with certain related assets and liabilities; (4) the licensure of operations of the properties transferred to FGI Financing; (5) a loan agreement providing for a loan of not more than $75,000,000 in principal amount (the "Nomura Loan") by and among FGI Financing, Nomura, as lender, and Bankers Trust Company, as custodian, secured by all of the properties owned by FGI Financing, except for properties located in Arizona;
(6) the pledge by the Borrower and Kentucky of their respective ownership interests in FGI Financing to secure Borrower's obligations under the Nomura Loan; (7) an indemnity and guaranty by the Borrower of certain

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liabilities under environmental laws relating to the properties transferred to
FGI Financing; (8) the use of the proceeds of the Nomura Loan to repay outstanding indebtedness arising under the Credit Agreement; (9) a loan agreement providing for a loan of not more than $25,000,000 in principal amount (the "Wingate Loan") by and among FGI Financing, Wingate Realty Finance Corporation, as lender, and Bankers Trust Company, as custodian, secured by the properties owned by FGI Financing located in Arizona; (10) the use of the proceeds of the Wingate Loan to partially redeem the Borrower's 12 1/2% Senior Subordinated Notes due 2003 in a principal amount of not less than $25,000,000; and (11) the purchase of the Wingate Loan by Nomura and the consolidation of the Wingate Loan into the Nomura Loan through the amendment and restatement of the documents related to the Nomura Loan.

     In such connection, the Borrower has requested that the Lenders and the Issuing Bank (a) release the Collateral described on its letter dated January 11, 1994 from the Borrower to the Agent, other than the Collateral described on Exhibit A hereto, (the "Collateral to be Released") and (b) waive the following:
(i) compliance with Section 2.06(a) of the Credit Agreement insofar as it requires one Business Day's prior notice of prepayment for the prepayment effected as part of the Nomura Transactions, (ii) compliance with any provisions of the Credit Agreement required for the Nomura Transactions and (iii) all other compliance with Sections 5.01(b)(ii), (b)(iii), (d), (h), (i), (j), (k), (l),
(m), (o), (p), (q), (r) and (s), and Section 5.02 of the Credit Agreement for a period of 45 days from the date of the consummation of the Nomura Transactions (the "Waiver Period").

     On the basis of the information provided by the Borrower in connection with the Nomura Transactions, the Lenders, Issuing Bank and the Agent hereby agree, in this specific instance, to release the Collateral to be Released and to waive the foregoing provisions of the Credit Agreement to the extent described above, upon and subject to the following terms and conditions:

1. The Nomura Transactions will be consummated and the Term Loan, together with accrued interest thereon and fees and expenses in connection therewith, shall be paid in full, on or before February 4, 1994.

2. Forum A/H, Inc. ("Forum A/H"), a wholly owned subsidiary of the Borrower, will execute and deliver to the Agent a First Amendment to Forum A/H Security Agreement (the "Amendment"), in the form of Exhibit B attached hereto, not later than the consummation of the Nomura Transactions.

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     If any of the foregoing conditions are not complied with or otherwise satisfied, then the waivers granted herein shall be null and void.

     In order to induce the Lenders, the Issuing Bank and the Agent to agree to the foregoing, by its execution hereof, the Borrower hereby (a) represents and warrants that Forum A/H does not have any Debt or any Liens on any of its assets, except pursuant to the Collateral Documents, and (b) covenants and agrees as follows:

    1. On or before the expiration of the Waiver Period, if requested by the Agent, Forum A/H will use its best efforts to effect the registration of its pledge, under the Forum A/H Security Agreement, dated as of December 14, 1993, executed by Forum A/H on behalf of the Agent, as amended ("Forum A/H Security Agreement"), of the limited partnership units of Forum Retirement Partners, L.P. (the "MLP") subject thereto by depositing the certificates representing such limited partnership units with the designated depositary, and completing all other requirements of transfer pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of Forum Retirement Partners between Forum Retirement, Inc. and Bruce R. Karr, together with the persons who become limited partners, as amended, and the Depositary Agreement, dated as of December 29, 1986, among the MLP, Forum Retirement, Inc., limited partners and assignees holding depositary receipts and American Stock Transfer & Trust Company (successor by assignment to Manufacturers Hanover Trust Company), as amended.

    2. The Borrower will not permit Forum A/H to suffer to exist any Debt or any Liens on any of its assets, except pursuant to the Collateral Documents.

    3. On or before the expiration of the Waiver Period, the Borrower will either (i) execute and deliver a definitive agreement with respect to the Reimbursement Obligation, in form and substance acceptable to the Agent in its sole discretion, which agreement shall provide that the Reimbursement Obligation shall be immediately due and payable upon any drawing under the Letter of Credit, and shall provide for covenants

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       assuring the Borrower's creditworthiness with respect to the Borrower's
       Reimbursement Obligation, and shall provide for security for the Borrower's obligations in respect of the Letter of Credit acceptable to the Agent, or (ii) deposit cash in the L/C Collateral Account in an amount equal to the then maximum amount available to be drawn under the Letter of Credit.

    4. All reasonable expenses of the Agent incurred in connection with this letter, including the reasonable fees and expenses of counsel, will be paid by the Borrower.

    5. The Borrower will cause Forum A/H to deliver the notice to the depositary of the limited partnership interests in Forum Retirement Partners, L.P. as required by the Amendment, and will execute and deliver amendments to financing statements as required by the Agent in connection therewith.

     The Borrower's failure to comply with any of the foregoing covenants, other than the covenants listed as numbers 2 and 5 above, shall be deemed an Event of Default under the Credit Agreement as of the expiration of the Waiver Period. The Borrower's failure to comply with either of the covenants listed as numbers 2 and 5 above shall be deemed an immediate Event of Default under the Credit Agreement.

     The release provided for herein and the waivers granted herein shall extend only to the Collateral to be Released and the requirements of the Credit Agreement to the limited extent expressly provided herein and shall not be deemed to extend to any other or additional Collateral or state of facts or circumstance or any other covenant, obligation, representation or warranty of any party to the Credit Agreement or the other Loan Documents. The Credit Agreement and the other Loan Documents, and each term, condition, covenant, obligation, representation and warranty thereunder, shall otherwise be and remain in full force and effect.

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     THIS WAIVER AND SUPPLEMENT TO CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS
REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Dated as of January 31, 1994

                             CITICORP USA, INC., as Agent and as a Lender


                             By: /s/ Barbara A. Cohen
                                -----------------------
                             Title:  Vice President
                                   --------------------

                             CITIBANK, N.A., as Issuing Bank


                             By:  /s/ Edward Lettieri
                                ------------------------
                             Title:  Vice President
                                   ---------------------

AGREED:
FORUM GROUP, INC.

By:  /s/ Daniel A. Decker
   -------------------------

Title: Vice President
      ----------------------

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